UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 19, 2008, the Board of Directors of VCG Holding Corp. (the “Company”) appointed Courtney Cowgill as the Company’s Chief Financial and Accounting Officer, Secretary and Treasurer. Ms. Cowgill will report directly to Troy Lowrie, the Company’s Chairman and Chief Executive Officer.

Ms. Cowgill, age 55, has served as Chief Financial Officer and Treasurer of Oceanic Exploration Company (OTC BB: OCEX) since May 2003 and has more than 26 years of accounting experience, including three years of experience as an auditor with the former Arthur Young & Co. She has served in Chief Financial Officer, Controller and Internal Audit Manager positions for the last 20 years. Ms. Cowgill has served as the Executive Director of Program Management for Telecommunications, Inc. / AT&T Broadband from 1996 to 2000, and was employed by the University of Colorado at Boulder as an Adjunct Faculty Member from 2001 to 2004. Ms. Cowgill holds a B.S. in Accounting from Metropolitan State College in Denver and an M.S. in Telecommunications from the University of Colorado at Boulder. Ms. Cowgill is a Certified Public Accountant.

Ms. Cowgill will receive annual compensation of $190,000 for serving as Chief Financial and Accounting Officer, Secretary and Treasurer of the Company. Additionally, on May 8, 2008, the Company granted to Ms. Cowgill options to purchase 25,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth and seventh anniversaries of the date of grant, are exercisable at $6.00 per share and expire on May 8, 2018. The Company will also pay for Ms. Cowgill’s health care benefits (estimated at $6,000 per year) and will provide her with additional benefits commensurate with the Company’s other executive officers. Ms. Cowgill and the Company have not entered into any employment agreement at this time.

Effective June 19, 2008, Mr. Donald W. Prosser will resign from his positions as Interim Chief Financial Officer and Accounting Officer. Mr. Prosser will remain with the Company as a consultant, with his role including acquisition due diligence and income tax preparation and planning.

Mr. Prosser’s compensation will change to be based on an hourly consulting fee as a result of his new position with the Company.

Item 8.01	Other Events

On June 11, 2008, the Company issued a press release entitled: “VCG Holding Corp. Names Chief Financial Officer.” A copy of this press release is furnished as Exhibit 99.1.

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: June 16, 2008	By:	/s/ Donald W. Prosser
Donald W. Prosser
Interim Chief Financial and Accounting Officer